UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Leef Brands, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56824

British Columbia	98-1653633
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Suite 2500 Park Place

666 Burrard Street

Vancouver, BC V6C 2X8, Canada

(Address of principal executive offices, including zip code)

(416) 797-6455

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to that certain Agreement and Plan of Merger dated April 14, 2026 (the “Merger Agreement”) by and among Leef Brands, Inc., a British Columbia corporation (the “Company”), LEEF Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Standard Holdings, Inc., a Delaware corporation (“SHI”), and Robert J. Mendola, Jr., solely in his capacity as representative of the stockholders of the Company (the “Representative”).

On March 27, 2026, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into SHI (the “Merger”), with the SHI surviving the Merger as a wholly-owned subsidiary of the Company.

The descriptions of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K are only a summary, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, a copy of which was filed as Exhibit 1.01 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2026, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

As consideration for the Merger, the Company (a) issued an aggregate of 12,592,960 shares of the Company’s common shares, no par value (“Merger Shares”), to the holders of SHI’s senior preferred stock and (b) paid an aggregate of $10,000.00 in cash to the holders of SHI’s common stock and series seed preferred stock. The Merger Shares are subject to a twelve (12) month lock-up agreement, with one-third (1/3) of the Merger Shares being released from the lock-up obligation after each four month period following the closing date.

Each stock option and warrant of SHI (“Convertible Securities”) that was outstanding and unexercised immediately prior to the effective time of the Merger (the “Effective Time”) was cancelled and terminated as of the Effective Time without the payment of any consideration therefor.

In connection with the Merger, the Company retained the services of certain executive officers of SHI following the Effective Time (the “Continuing Officers”). In consideration for prior services rendered by the Continuing Officers to SHI and for the future services to be rendered to the Company and SHI following the closing date, the Company issued to the Continuing Officers and their affiliates (a) an aggregate of 1,095,040 shares of the Company’s common shares, no par value (“Incentive Shares”), and (a) warrants to purchase an aggregate of 547,520 shares of the Company’s common shares, no par value, at a per share exercise price of CAD$0.25 (the “Incentive Warrants”). The Incentive Warrants have a term of two years from the Effective Date.

The Merger Shares, the Incentive Shares, the Incentive Warrants and common shares issuable upon exercise of the Incentive Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On April 27, 2026, the Company issued a press release regarding the matters described in Item 2.01 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leef Brands, Inc.

Date: May 4, 2026	By:	/s/ Kevin Wilson
Kevin Wilson
Chief Financial Officer